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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange
Act of 1934

Date of Report (Date of earliest event reported):
August 5, 2002

PSYCHIATRIC SOLUTIONS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	0-20488	23-2491707

(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification Number)

113 Seaboard Lane, Suite C-100, Franklin, Tennessee 37067

(Address of principal executive offices)

(615) 312-5700

(Registrant’s telephone number, including area code)

PMR CORPORATION

1565 Hotel Circle South, 2nd Floor, San Diego, California 92108

(Former name or former address,
if changed since last report)

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Item 5. Other

     On August 5, 2002, Psychiatric Solutions, Inc. and PMR Corp each held special shareholders’ meetings and approved and completed the previously announced merger. Psychiatric Solutions, Inc. issued a press release announcing the completion of the merger and the results of the shareholders’ meeting. A copy of this press release is attached as Exhibit 99.1 to this Report and is incorporated herein by reference.

     On August 6, 2002, Psychiatric Solutions, Inc issued a press release to provide guidance for anticipated 2002 and 2003 earnings. A copy of this press release is attached as Exhibit 99.2 to this Report and is incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)     Exhibits.

99.1     Press release dated August 5, 2002.

99.2     Press release dated August 6, 2002.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PSYCHIATRIC SOLUTIONS, INC.

By:	/s/ Steven T. Davidson Steven T. Davidson Vice President

Date: August 5, 2002

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